Exhibit 107

Calculation of Filing Fee Table

FORM S-1

(Form Type)

NeuroBo Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1 - Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)(2)	Proposed Maximum Offering price Per Share(3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Common Stock, par value $0.001 per share	457(c)	17,175,579	$4.695	$80,639,343.41	0.00014760	$11,902.37
Total Offering Amounts						$80,639,343.41		$11,902.37
Total Fees Previously Paid						—		—
Total Fee Offsets						—		—
Net Fee Due								$11,902.37

(1)

Represents shares of common stock, par value $0.001 per share (the “common stock”) of NeuroBo Pharmaceuticals, Inc. (the “Registrant”) that will be offered for resale by the selling securityholders pursuant to the prospectus to which this exhibit is attached. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of additional shares of common stock as may be issuable as a result of stock splits, stock dividends, or other distributions, recapitalizations or similar events with respect to the shares of common stock being registered pursuant to this registration statement.

(2)

This registration statement registers the resale of (i) 2,544,530 outstanding shares of common stock of the Registrant, (ii) 1,781,171 shares of common stock of the Registrant issuable upon the exercise of Pre-Funded Warrants issued by the Registrant at an exercise price of $0.001 per share, (iii) 5,089,060 shares of common stock of the Registrant issuable upon the exercise of Series A Common Stock Purchase Warrants issued by the Registrant at an exercise price of $3.93 per share, (iv) 7,633,591 shares of common stock of the Registrant issuable upon the exercise of Series B Common Stock Purchase Warrants issued by the Registrant at an exercise price of $3.93 per share and (v) 127,227 shares of common stock of the Registrant issuable upon the exercise of Placement Agent Common Stock Purchase Warrants issued by the Registrant at an exercise price of $4.9125 per share.

(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on average of high and low price per share of the common stock as reported on The Nasdaq Capital Market on July 11, 2024.